EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 10, 1999 relating to the financial statements, which appears in MasTec Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


PricewaterhouseCoopers LLP
Miami, Florida
April 30, 1999